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                                                                    Exhibit 99.8




                              AMENDMENT AND JOINDER

      This Amendment and Joinder among New Mountain Partners, L.P. ("New Mountain"), MidOcean Capital Investors, L.P. (formerly DB Capital Investors, L.P.) ("MidOcean") and the New Mountain Strayer Trust (the "Trust") is dated as of January 14, 2004. The parties hereto wish to (a) amend the Shareholders' Agreement by and between New Mountain and MidOcean, dated as of March 16, 2001 (the "Shareholders' Agreement"), so as to permit the transfer of 350,000 shares of Series A Convertible Preferred Stock in Strayer Education, Inc. to the Trust and (b) cause the Trust to become bound by the terms of the Shareholders' Agreement. Capitalized terms used herein without definition have the respective meanings set forth in the Shareholders' Agreement.

      1. Amendment of Shareholders' Agreement.

      (a) Section 2.2(b) of the Shareholders' Agreement is hereby amended and restated in its entirety as follows (for ease of reference only, changed language is indicated by blacklining below, but such blacklining shall have no substantive effect in the Shareholders' Agreement):

            "(b) a transfer of Subject Securities made in compliance with the federal and all applicable state securities laws by an Investor to (i) a controlled Affiliate of the Investor, (ii) any other Affiliate of the Investor other than a controlled Affiliate with the permission of NMP, whose permission shall not be unreasonable withheld, or (iii) the New Mountain Strayer Trust; and"

      (b) The proviso in Section 2.2 of the Shareholders' Agreement is hereby amended and restated in its entirety as follows (for ease of reference only, changed language is indicated by blacklining below, but such blacklining shall have no substantive effect in the Shareholders' Agreement):

            "PROVIDED, that no transfers pursuant to Section 2.2(a) and (b) shall be permitted (and any such transfer shall be void and of no effect) unless and until the transferee shall agree in writing, in form and substance reasonably satisfactory to the Investors, to become bound, and becomes bound, by all the terms of this Agreement. A transferee to whom the Subject Securities may be transferred or pledged pursuant to Section 2.2(a) or (b) is hereinafter sometimes referred to as a `Permitted Transferee'."

      2. Joinder. The Trust hereby agrees, in accordance with Section 2.2 of the Shareholders' Agreement, to become bound by the terms and conditions of the Shareholders' Agreement to the same extent as if it were a party to such agreement.

      3. Effectiveness. This Amendment and Joinder shall become effective as of the date first above written.

      4. Confirmation of Shareholders' Agreement. Except as set forth in paragraphs 1 and 2 of this Amendment and Joinder and in the Letter Agreement between
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New Mountain, DB Capital Investors, L.P. and Strayer Education, Inc., dated as of November 14, 2002, the terms, conditions and agreements set forth in the Shareholders' Agreement are hereby ratified and confirmed and shall continue in full force and effect.

      5. Counterparts; Governing Law. This Amendment and Joinder may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. THIS AMENDMENT AND JOINDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.




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      IN WITNESS WHEREOF, the undersigned has caused this Amendment and Joinder to be executed as of the date first above written.

                              NEW MOUNTAIN PARTNERS, L.P.

                              By:  NEW MOUNTAIN INVESTMENTS, L.P., its
                                   general partner

                              By:  NEW MOUNTAIN GP, LLC, its
                                   general partner

                              By: /s/ Steven B. Klinsky
                                  -------------------------------------
                              Name: Steven B. Klinsky
                              Title:  Member


                              MIDOCEAN CAPITAL INVESTORS, L.P.

                              By:  MIDOCEAN CAPITAL PARTNERS, L.P., its
                                   general partner
                              By:  EXISTING FUND GP, LTD., its
                                   general partner

                              By: /s/ Andrew Spring
                                  -------------------------------------
                              Name:  Andrew Spring
                              Title:  Principal


                              THE NEW MOUNTAIN STRAYER TRUST

                              Bank of America, N.A.,
                                 as Trustee

                              By: /s/ DeDe Gerhart
                                  -------------------------------------
                              Name: DeDe Gerhart
                              Title: Vice President


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